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      Exhibit No.
                                                    Description of Exhibit
      ------------
           3.1     Certificate of Elimination of Series B Preferred Stock and Series D Preferred Stock of
                   Berg Electronics Corp., dated September 11, 1996.(3)

           3.2     [Item intentionally omitted.]

           3.3     Certificate of Incorporation of Berg Electronics Corp. f/k/a Berg Electronics Group,
                   Inc.; f/k/a Berg Electronics Holdings Corp.; f/k/a Berg CS Holdings, Inc., together with amendments thereto.(1)

           3.4     Certificate of Amendment to Certificate of Incorporation, dated February 29, 1996, of
                   Berg Electronics Corp.(2)

           3.5     Bylaws of Berg Electronics Corp.(1)

          10.1**   Berg Electronics Corp. 1997 Senior Executive Incentive Compensation Plan.*

          11.0     Computation of Net Earnings (Loss) Per Share.*

          27.0     Financial Data Schedule.*
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[FN]
(1)      Filed previously as an exhibit to the Registration
         Statement of Berg Electronics Corp. on Form S-1,
         Registration No. 33-98240, and incorporated by reference herein.
(2)      Filed previously as an exhibit to the Berg
         Electronics Corp. Form 10-K for the fiscal year ended December 31, 1995, and incorporated by reference herein.
(3)      Filed previously as an exhibit to the Berg
         Electronics Corp. Forms 10-Q and 10-Q/A for the quarter ended March 31, 1997, and incorporated by reference herein.

*        Filed herewith.
**       Indicates  a  management   contract  or  compensatory
plan or arrangement.

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EXHIBIT 10.1
                   BERG ELECTRONICS CORP.
         SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN



                          SECTION I

                           Purpose

1.1 Purpose. The purposes of this Plan are to encourage outstanding performances from the senior executives of Berg
Electronics Corp. (the "Corporation") to attract and retain exceptional senior executives and to provide a direct incentive to the Participants (as hereinafter defined) to achieve the Corporation's strategic and financial goals.


                          SECTION 2

                        Administration

2.1 The Plan shall be administered by the Compensation and Stock Option Committee of the Board of Directors of the Corporation (the "Committee") consisting of not less than two directors of the Corporation who shall be appointed by the Board of Directors. No person shall serve as a member of the Committee unless at the time of his appointment and service he shall be an "outside director" for purposes of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

2.2 The Committee shall interpret the Plan, prescribe, amend and rescind rules relating to the Plan (including rules and procedures for establishing a performance goal in accordance with the requirements of Section 162(m) of the Code relating to performance-based compensation), select eligible Participants, grant incentive awards thereto, and take all other actions necessary for the administration of the Plan, which actions shall be final and binding upon all Participants.


                          SECTION 3

                         Participants

3.1 Participants. The Committee shall determine and designate the senior executives who are eligible to receive awards under the Plan ("Participants"). Directors of the Corporation who are full-time executives of the Corporation may be eligible to participate in the Plan. The Committee shall designate Participants from among the group of individuals who hold the following positions within the
Corporation:

     Chairman
     Vice Chairman
     Chief Executive Officer (if different from the Chairman)
     President
     Chief Operating Officer (if different from the
President)
     Chief Financial Officer
     Chief Accounting Officer
     Senior Vice Presidents
     Secretary/General Counsel
     Executive Vice Presidents
     Vice Presidents



                          SECTION 4

                       Performance Goal

4.1 Performance Period. The term "Performance Period" as used in this Plan shall mean the period of twelve consecutive months beginning on January 1 and ending on December 31.

4.2  Performance Goal:

         (A) The Committee shall establish performance goals applicable to a particular Performance Period in writing within 90 days of the commencement of a relevant
Performance Period, provided, however, that such goals may be established after the commencement of the Performance
Period but while the outcome of the performance goals are substantially uncertain.

         (B)  The performance goal applicable to a
Performance Period shall be earnings per share.

         (C) The Committee shall determine the target level of performance that must be achieved in order for performance goals to be treated as attained.


                          SECTION 5

                      Individual Awards

5.1 Performance Goal Certification. The Committee shall make an award to a Participant only in the event the Committee certifies in writing prior to payment of the award that the performance goal under which the award is to be paid has been attained. Under no circumstances shall an award by payable under this Plan if the performance goal for a particular Performance Period is not obtained.

5.2 Unsatisfactory Performances. A Participant's performance must be satisfactory, regardless of Corporation performance, before he/she may be granted an incentive award.

5.3  New Employee, or Retirement, Permanent Disability,
Death, or Termination of Employment. In the event the performance goal for a Performance Period is attained, the Committee, in its discretion, may grant all or such portion of an incentive award for the year as it deems advisable to a Participant (or his Beneficiary in the case of his death) who is employed or who is promoted to a senior executive position covered by this Plan during the year, or whose employment is terminated during the Performance Period because of his retirement, death, resignation or discharge, or who suffers a permanent disability.

5.4 Maximum Award. In no event may any incentive award with respect to a particular Performance Period exceed 200% of a Participant's base earnings during such Performance
Period.


                          SECTION 6

                 Payment of Incentive Awards

6.1 Immediate Payment. Each Participant shall be paid the entire amount of the incentive award in cash as soon as practicable following the grant of the award by the Committee.

                          SECTION 7
                     Plan Administration

7.1 Beneficiary. The term "Beneficiary" shall mean the person or persons to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant's death. The designation shall be on a form provided by the Committee, executed by the Participant, and delivered to the Committee. A Participant may change his beneficiary designation at any time.

7.2 Permanent Disability. For purposes of the Plan, a permanent disability shall mean a disability which would qualify a Participant to receive benefits under the Berg
Electronics Corp. Long-Term Disability Plan (after satisfying the elimination period thereunder) as now or hereafter in effect.

7.3 Withholding Taxes. All required federal, state and local withholding shall be made from payments of incentive award as required by law.

7.4 Non-Assignment. The right of a Participant or Beneficiary to the payment of any incentive awards under the Plan may not be assigned, transferred, pledged, or encumbered nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

7.5 No Right to Continued Employment. Nothing in the Plan shall be construed to confer upon any Participant any right to continue employment with the Corporation, nor interfere in any way with the right of the Corporation or a subsidiary to terminate the employment of such Participant at any time without assigning any reason therefor.

7.6 Termination and Amendment. The Committee may from time to time amend, suspend or terminate the Plan, in whole or in part, including, but not limited to, any amendment necessary to ensure that the Corporation may obtain any required regulatory approvals, and if the Plan is suspended or terminated, the Committee may reinstate any or all of its provisions. No amendment, suspension or termination may impair the right of a Participant or his designated Beneficiary to receive the performance incentive award accrued prior to the later of the date of adoption or the effective date of such amendment, suspension or termination.

7.7 Applicable Law. The Plan shall be construed and governed in accordance with the laws of the state of Missouri.